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                                                                     Exhibit n.2
                                                                     -----------

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Ameritrans Capital Corporation and Subsidiaries

         We consent to the use in this Registration Statement of Ameritrans Capital Corporation on Form N-2 of our report dated August 2, 1996 on the financial statements of Elk Associates Funding Corporation and Subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                   DELOITTE & TOUCHE LLP

New York, New York
July 8, 1999